EX-23.2

January  14,  2005

The  Board  of  Directors
China  World  Trade  Corporation
3rd  Floor,  Goldlion  Digital  Network  Center
138  Tiyu  Road  East,  Tianhe
Guangzhou,  People's  Republic  of  China

Re:  China  World  Trade  Corporation  -  Form  SB-2


Dear  Sir/Madam:

As independent chartered accountants, we hereby consent to the incorporation by reference in China World Trade Corporation's Registration Statement on Form SB-2 of our (i) report dated January 13, 2004 on China World Trade Corporation's audited financial statements for the year ended September 30, 2003, (ii) report dated August 12, 2004 on Guangdong New Generation Commercial Management Limited's audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and (iii) report dated August 12, 2004 on Guangdong Hauhao Insurance Agency Limited's audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and to all references to our firm included in this Registration Statement.


Sincerely,




/s/  MOORES  ROWLAND  MAZARS
Chartered  Accountants
Certified  Public  Accountants

Hong  Kong